SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      January 28, 2002

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, St. Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, include area code: 651-293-2233

(Not applicable)
(Former name or former address, if changed from last report.)

Item 5.    Other Events and Regulation FD Disclosure.

On January 28, 2002 Ecolab Inc. (the “Company”) announced that it has revised its previously announced one-time gain from benefit plan changes.  As revised, the Company will reflect a one-time gain of approximately $6,000,000 in 2002 and expects to amortize the remaining estimated $16,000,000 of the net unrealized gain over 8 years.  On January 10, 2002, the Company announced its expectation to recognize a one-time gain of $20,000,000 in respect of the benefit plan changes in 2002.

A copy of the News Release issued by Ecolab is attached hereto as Exhibit (99).  The News Release sets forth certain risk factors and uncertainties together with other forward-looking statement disclosures for the purpose of complying with the Private Securities Litigation Reform Act of 1995.

Item 7.                Financial Statements and Exhibits.

(c)                Exhibits.

                                (99)                Ecolab Inc. News Release dated January 28, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

	By:	/s/Kenneth A. Iverson
Kenneth A. Iverson
Vice President and Secretary

Date: January 28, 2002

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	METHOD OF FILING
(99)	Ecolab Inc. News Release dated January 28, 2002	Filed herewith electronically.